CONSENT


     I, Thomas Monahan, hereby consent to the use of my report relating to the audited financial statements for period from inception to December 31, 2000 in a registration statement on SB-2 of Blue Thunder Corp. to be filed with the Securities and Exchange Commission.


August 29, 2001



                                                               /s/Thomas Monahan
                                                              ------------------
                                                              Thomas Monahan CPA


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